EXHIBIT 10.32
               AMENDMENT TO FINANCIAL ADVISORY SERVICES AGREEMENT

        This Amendment to Financial Advisory Services Agreement dated August 30, 1996 ("Amendment") is by and among Offshore Energy Development Corporation, a Delaware corporation ("Offshore Delaware"), OEDC Partners, L.P., a Texas limited partnership (the "Partnership"), and Natural Gas Partners, L.P., a Delaware limited partnership ("NGP").

        1. BACKGROUND. Offshore Delaware has recently been created and organized to become a holding company for the Partnership and its general partner, OEDC, Inc., a Texas corporation ("OEDC"). Pursuant to an Agreement and Plan of Reorganization dated as of August 30, 1996, Offshore Delaware will acquire all of the limited partner interest in the Partnership and all of the capital stock of OEDC (the "Reorganization"). Contemporaneously with the closing of the Reorganization, Offshore Delaware intends to complete a registered public offering of its common stock (the "Offering"). The Partnership and NGP have entered into a Financial Advisory Services Agreement dated as of April 1, 1996 (the "Services Agreement") pursuant to which NGP provides certain services to the Partnership. The parties hereto desire to amend the Services Agreement to provide that, following the Reorganization, NGP will provide such services to Offshore Delaware instead of the Partnership.

        2. AMENDMENTS. In consideration of the foregoing, the parties hereto agree that, effective upon consummation of the Reorganization and the Offering, the Services Agreement is amended as follows:

                (a)    References to the "Company" are to Offshore Delaware;

               (b) Paragraph (b) of Section 1 is deleted and replaced with "The Certificate of Incorporation of the Company provides that representatives of NGP are members of the initial board of directors of Offshore Delaware"; and

               (c) The references to the "General Partner" in paragraph (d) of
Section 1, Section 2, and paragraph (a) of Section 3 are to Offshore Delaware.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                OFFSHORE ENERGY DEVELOPMENT
                                       CORPORATION

                                By:_______________________________
                                       Douglas H. Kiesewetter
                                       Executive Vice President

                                OEDC PARTNERS, L.P.
                                By: OEDC, Inc., its general partner

                                       By:_________________________
                                              Douglas H. Kiesewetter
                                              Executive Vice President

                                NATURAL GAS PARTNERS, L.P.
                                By: G.F.W. Energy, L.P., its general partner


                                       By:_________________________
                                              David R. Albin
                                              Authorized Representative